EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report, dated February 26, 2016, with respect to the TIMWEN Partnership financial statements included in this Annual Report on Form 10-K.

We also consent to the incorporation by reference of such reports in the Registration Statements (No. 333-50051, No. 333-82069, No. 333-97569, 333-155273 and No. 333-167170) on Form S-8 and the Registration Statement (No. 333-204139) on Form S-3 of The Wendy’s Company.

/s/ KPMG LLP
Chartered Professional Accountants, Licensed Public Accountants
February 26, 2016
Toronto, Canada